Exhibit 99.2

iRhythm Technologies Comments on the Centers for Medicare and Medicaid Services 2021 Proposed Medicare Physician Fee Schedule

SAN FRANCISCO, August 4, 2020 -- iRhythm Technologies, Inc. (NASDAQ: IRTC), a leading digital health care solutions company focused on the advancement of cardiac care, commented on the recently released Centers for Medicare and Medicaid Services (“CMS”) Calendar Year 2021 Medicare Physician Fee Schedule Proposed Rule (“the Proposed Rule”). The Proposed Rule and accompanying Addenda were released on August 3, 2020 and August 4, 2020 and update payment policies, payment rates, and other provisions for services furnished under the Medicare Physician Fee Schedule (“PFS”) on or after January 1, 2021. The Proposed Rule release is followed by a public comment period that will close on October 5, 2020 and will culminate in CMS' release of the Final Rule, which is expected to be announced on or around December 1, 2020 for implementation on January 1, 2021. The Proposed Rule is therefore subject to change.

The Proposed Rule and accompanying Addenda include payment rates for two new Category I Current Procedural Terminology (“CPT”) code sets related to long term continuous electrocardiogram (“ECG”) monitoring and recording. Category I CPT codes 93XX0 – 93XX7 will replace Category III temporary CPT codes 0295T – 0298T as the primary codes that iRhythm uses to seek reimbursement for its Zio XT service. The eight new Category I CPT codes were split between two sets of four with rates tied to wear-time of greater than 48 hours and up to 7 days, and for greater than 7 days up to 15 days. These additional codes were established to define the associated time and work to monitor, detect and identify cardiac disease over longer periods of time which has been shown to lead to higher detection rates. At this time, the Company expects that the new CPT codes will be adopted by all U.S. payors for reporting purposes beginning January 1, 2021 when the new codes become effective.

iRhythm has analyzed the impact of the Proposed Rule and new codes on its business and has initially determined that if the new codes had been implemented as currently proposed, the impact to its revenues would be slightly positive based on full year 2019 Zio XT volume and wear-time mix.

“We are pleased with the new code sets and the proposed rates in the Proposed Rule. The new codes are validation of the clinical importance of long-term continuous monitoring and the proposed rates reflect the significant clinical value of our Zio XT service,” said Kevin King, iRhythm’s CEO. “The proposed rates are in line with our expectations and we are looking forward to continuing the important work of delivering our Zio XT service to the millions of patients who need it.”

Webcast and Conference Call Information
iRhythm’s management team will host a conference call today beginning at 1:10 p.m. PT / 4:10 p.m. ET. Investors interested in listening to the conference call may do so by accessing the webcast on the “Investors” section of the company’s website at: www.irhythmtech.com.

About iRhythm Technologies, Inc. iRhythm is a leading digital health care company redefining the way cardiac arrhythmias are clinically diagnosed. The company combines wearable biosensor devices worn for up to 14 days and cloud-based data analytics with powerful proprietary algorithms that distill data from millions of heartbeats into clinically actionable information. The company believes improvements in arrhythmia detection and characterization have the potential to change clinical management of patients.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements include statements regarding CPT coding decisions, our expectations regarding government and third-party payor adoption of CPT coding decisions and the timing thereof and other

Exhibit 99.2

statements relating to reimbursement coverage. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled “Risk Factors” and elsewhere in our filing made with the Securities and Exchange Commission on the Form 10-Q on May 8, 2020. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. iRhythm disclaims any obligation to update these forward-looking statements.

Investor Relations Contact:	Media Contact:
Lynn Pieper Lewis or Leigh Salvo	Saige Smith
(415) 937-5404	(262) 289-7065
investors@irhythmtech.com	irhythm@highwirepr.com